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                   EXHIBIT 23 CONSENT OF RADICS & CO., L.L.C.




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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



      We hereby consent to the incorporation by reference of our report dated April 29, 2003, on the financial statements of Clifton Savings Bank, S.L.A. (the "Savings Bank") as of March 31, 2003 and 2002, and for each of the years in the three-year period ended March 31, 2003, into the Registration Statement on Form S-8 filed with the U.S. Securities and Exchange Commission by Clifton Savings Bancorp, Inc. with respect to the Clifton Savings Bank, S.L.A. 401(k) Savings Plan.


/s/Radics & Co., LLC
Pine Brook, New Jersey

March 3, 2004